UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

VYANT BIO, INC.

(Exact Name of Company as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code (201) 479-8126

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VYNT	The Nasdaq Capital Market

Item 8.01. Other Events.

On October 26, 2021, Vyant Bio, Inc. (the “Company”) announced the appointment of Robert T. Fremeau Jr., Ph.D. as Chief Scientific Officer.

Dr. Fremeau is an experienced R&D leader with over two decades of drug discovery experience in academia and industry advancing next-gen drug development for severe neurological disorders. He is an accomplished scientist and biotech entrepreneur with an established history of scientific innovation and program leadership at the intersection of target validation, translation and clinical development. As a Scientific Director at Amgen Inc., he led and contributed to multiple teams that advanced small molecules into clinical trials against innovative targets across neurological indications. Throughout his academic career at Duke University and UCSF, Dr. Fremeau made seminal contributions to the first molecular and functional characterization of the receptors and transporters for the biogenic amine and amino acid neurotransmitters. Dr. Fremeau holds numerous patents and has authored over 65 peer-reviewed publications in prestigious scientific journals including: Science, Nature, Neuron, PNAS, Journal of Medicinal Chemistry, and Journal of Neuroscience.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are furnished as part of this report:

Exhibit 99.1 - Press release, dated October 26, 2021.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYANT BIO, INC.

		By:	/s/ John A. Roberts
		Name:	John A. Roberts
		Title:	President and Chief Executive Officer

Date:	October 26, 2021